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                                                                   EXHIBIT 21.01

LIST OF REGISTRANT'S SUBSIDIARIES

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
                                                                                AMOUNT OWNED
         NAME                                       JURISDICTION                BY REGISTRANT
         ----                                       ------------                -------------
HNC Insurance Solutions, Inc.                        California                     100%
HNC Financial Solutions, Inc.*                       Illinois                       100%
HNC Software International, Inc.                     Delaware                       100%
Center for Adaptive Systems Applications, Inc.       Delaware                       100%
Onyx Technologies, Inc.                              Georgia                        100%
Advanced Information Management Solutions, Inc.      California                     100%
Celerity Technologies, Inc.                          Ohio                           100%
Systems/Link Corporation                             Delaware                       100%

(*formerly Financial Technology, Inc.)
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